Exhibit No.  23.2

BDO

Consent of Independent Registered Public Accounting Firm


American Physicians Service Group, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2006, relating to the consolidated financial statements and schedule of American Physicians Service Group, Inc. appearing in the Company's Annual Report of Form 10-K for the year ended December 31, 2005.



/s/ BDO Seidman

Houston, Texas
April 25, 2006